Exhibit 16.1

Ernst & Young LLP 155 N. Wacker Drive Chicago, IL 60606	Tel: 312 879 2000 Fax: 312 879 4000 ey.com

May 8, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 8, 2015, of SunCoke Energy Partners, L.P. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited